Exhibit 99.1
NEWS RELEASE

AFC ENTERPRISES, INC. ANNOUNCES THE RESIGNATION OF CHIEF EXECUTIVE OFFICER
The Company also Announces Appointment of Interim CEO and Creation of COO Position

Atlanta, Georgia, March 2, 2007 — AFC Enterprises, Inc. (NASDAQ:AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, announced the resignation of Kenneth L. Keymer, AFC, Chief Executive Officer and President effective March 30, 2007.
Mr. Keymer joined Popeyes in June 2004 as President and was promoted to AFC’s Chief Executive Officer in September 2005. Since that time, Mr. Keymer has been instrumental in re-energizing the Popeyes brand. Some of his many accomplishments while with AFC and Popeyes include assembling an experienced management team, accelerating new restaurant opening growth, strengthening franchisee relations, improving operations throughout the entire Popeyes system, and driving marketing initiatives with food-focused advertising.
The AFC Board of Directors has engaged a leading executive search firm to work with the Company to find a new chief executive with proven industry leadership.
The Company also announced the appointment of Frederick B. Beilstein, former Chief Financial Officer of AFC Enterprises from 2004-2005, as the interim Chief Executive Officer effective upon Mr. Keymer’s departure. Mr. Beilstein has been a Managing Partner of Equicorp Partners, LLC, an Atlanta-based investment and advisory services firm since 2005. Mr. Beilstein has remained an active consultant to AFC and the Popeyes brand since his departure. His day-to-day responsibilities will include working with the existing management team to oversee the execution of the Company’s operations.
AFC also announced the promotion of James W. Lyons, the Company’s Chief Development Officer, to the newly created position of Chief Operating Officer. Mr. Lyons joined the Popeyes management team in July 2004 and he has played a key role in improving the Company’s development pipeline and accelerating new restaurant openings. Mr. Lyons has more than 20 years experience in the restaurant industry. Prior to joining Popeyes, Mr. Lyons held senior executive positions with Burger King Corporation, Domino’s Pizza, and Denny’s Corporation. Mr. Lyons holds a bachelor’s of arts from the State University of New York and a master’s of business from Adelphi University.
AFC Chief Executive Officer Kenneth Keymer stated, “Working on the Popeyes brand with our talented and dedicated employees and franchisees has been one of the most rewarding experiences in my life. Deciding to resign was a very difficult decision, but I am at the point where I wanted to devote more time to personal interests and family considerations in Colorado. Today, the Popeyes’ Brand is well positioned, an experienced management team in place and our franchisees are excited about the prospect for growth. I believe Popeyes has unlimited potential to delight all of our guests, investors and franchisees.’’
AFC Chairman Frank Belatti stated, “Ken has done an outstanding job and we thank him for his many significant contributions to the business over the past few years. We all wish him much success in the future. Today the Popeyes brand is in an excellent position and I am confident that the combined efforts of Fred as our interim CEO, Jim as our new COO, and the rest of the experienced management team, will continue to drive the brand forward and deliver the operational performance the Company has previously projected for 2007.’’
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NEWS RELEASE

Corporate Profile
AFC Enterprises, Inc. is the franchisor and operator of Popeyes® Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of December 31, 2006, Popeyes had 1,878 restaurants in the United States, Puerto Rico, Guam and 24 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice® by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.
AFC Contact Information
Investor inquiries:
Cheryl Fletcher, Director, Finance & Investor Relations
(404) 459-4487 or investor.relations@afce.com
Media inquiries:
Alicia Thompson, Vice President, Popeyes Communications & Public Relations
(404) 459-4572 or popeyescommunications@popeyes.com
Forward-Looking Statement: Certain statements in this release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, the need to continue to improve our internal controls, adverse effects on operations from Hurricane Katrina, the Company’s ability to recover related losses from its insurers and the economic impact on consumer spending in markets affected by Hurricane Katrina, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2005 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, adverse effects of regulatory actions arising in connection with the restatement of our previously issued financial statements, effects of increased gasoline prices, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2005 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.
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